Exhibit 10.1

ASSIGNMENT

THIS AGREEMENT, made and entered into on July 5, 2012 by and between Dynegy Inc., a Delaware corporation, whose address is 601 Travis Street, Houston, TX 77002 (hereinafter called “Assignor”); and Dynegy Operating Company, a Texas corporation, whose address is 601 Travis Street, Houston, TX 77002 (hereinafter called “Assignee”);

RECITALS

WHEREAS, the Assignor previously entered into the agreements, plans and policies, as amended or supplemented prior hereto (the “Agreements”), listed on “Exhibit A”, attached hereto and made a part hereof; and

WHEREAS, the Assignor has determined that it is in the best interest of Assignor to assign the Agreements to Assignee; and

WHEREAS, the Board of Directors of the Assignor previously delegated to Robert C. Flexon, in his capacity as its Chief Executive Officer, the authority to assign various contracts, agreements and corporate policies to one or more subsidiary entities of Assignor; and

WHEREAS, the Assignee has determined that it is the best interests of the Assignee to accept the assignment of the Agreements from Assignee;

WHEREAS, the Board of Directors of the Assignee previously delegated to Robert C. Flexon, in his capacity as its Chief Executive Officer, the authority to accept the assignment of various contracts, agreements and corporate policies entities of Assignor.

AGREEMENT

NOW THEREFORE, it is mutually agreed by and between the parties hereto as follows:

1.                                      Assignment.  The Assignor, for Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and set over to the Assignee all of the Assignor’s right, title and interest in and to the Agreements described in Exhibit A. TO HAVE AND TO HOLD the Agreements unto Assignee forever.

The Assignee hereby accepts the above assignment and agrees to be bound by and to perform and observe fully and faithfully all of the covenants, stipulations and conditions contained in said Agreements to be performed and observed by the Assignor, and to assume, and to timely pay and perform, all duties, obligations, and all liabilities of Assignor arising out of or relating to the Agreements.

The Assignor and the Assignee hereby agree that in the event that any party to the Agreements has a right to consent to this assignment, then (i) such right to consent shall not be considered a prerequisite to this assignment, and (ii) that such consent shall not be deemed or construed to authorize any further assignment of said Agreements, whether voluntary, by operation of law, or otherwise, without the prior written consent of such party.

The Assignor and the Assignee hereby agree that all references to “Dynegy Inc.” in each of the Agreements be deemed references to “Dynegy Operating Company”; provided, however, that (a) all references to “Dynegy Inc.” in the definition of “Change in Control” in the Dynegy Inc. Change in Control Severance Pay Plan and Dynegy Inc. Change in Control Executive Severance Pay Plan (the “Change in Control Severance Pay Plans”) shall continue to be to “Dynegy Inc.”; (b) the “Company” as defined in the Dynegy Inc. Severance Pay Plan and the Dynegy Inc. Executive Severance Pay Plan (the “Severance Pay Plans”) shall continue to be inclusive of all Dynegy Inc. subsidiaries and affiliates listed in the Severance Pay Plans on each Attachment A attached respectively thereto; (c) “Employer” as defined in the Change in Control Severance Pay Plans shall continue to be inclusive of all Dynegy Inc. subsidiaries and affiliates listed in the Change in Control Severance Pay Plans on each Attachment A attached respectively thereto;; and (d) the “Company” as defined in the 2012 Long Term Incentive Award — Cash Agreements shall continue to be inclusive of all Dynegy Inc. subsidiaries and affiliates as set forth respectively therein.

The Assignor hereby agrees that on or prior to the execution of this Agreement it will transfer an amount equal to $1,858,144 to Assignee (or any affiliate that Assignee designates) for the purpose of making any payments that may be required to the employee recipients of Awards pursuant to the 2012 Long Term Incentive Program Award - Cash in respect of the initial one-third of the Award amount payable in accordance with the terms of each employee recipient’s Award under the 2012 Long Term Incentive Program Award - Cash.  The Assignee hereby agrees to reimburse (or cause to be reimbursed) to the Assignor all or any portion of the $1,858,144 that is not paid to recipients in accordance with Awards if the Modified Third Amended Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC proposed by Dynegy Holdings, LLC and the Assignor filed with the U.S. Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”) on June 18, 2012, as it may be modified to reflect a chapter 11 filing by the Assignor and to include the Assignor as a debtor, is not confirmed by the Bankruptcy Court.  Additionally, if payments are required to be made by the Assignee pursuant to employee recipient Awards under the 2012 Long Term Incentive Program Award - Cash, Assignee hereby agrees to reimburse to the Assignor any excess of such $1,858,144 over the amount required to be so paid.

2.                                      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to conflicts of laws principles.

3.                                      Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

4.                                      Severability.  If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

5.                                      Further Assurances.  The parties hereby covenant and agree to execute and deliver all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary to consummate the transactions contemplated by this Agreement.

6.                                      Counterparts.  This Agreement may be executed in counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

This assignment does not amend, modify, or otherwise, affect any of the other provisions of the agreement, including rights of termination, unless expressly provided above.

This agreement shall be considered to be effective as of July 5, 2012.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in triplicate as of the date first herein written.

“Assignor”

By:	DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer
Date:	July 5, 2012

“Assignee”

By:	DYNEGY OPERATING COMPANY

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer
Date:	July 5, 2012

EXHIBIT A

List of Assigned Agreements

1.                                      Employment Agreement dated as of June 22, 2011, by and between Dynegy Inc. and Robert C. Flexon

2.                                      Employment Agreement dated as of June 23, 2011, by and between Dynegy Inc. and Clint C. Freeland

3.                                      Employment Agreement dated as of June 22, 2011, by and between Dynegy Inc. and Kevin T. Howell

4.                                      Employment Agreement dated as of September 16, 2011, by and between Dynegy Inc. and Catherine B. Callaway

5.                                      Employment Agreement dated as of July 5, 2011, by and between Dynegy Inc. and Carolyn J. Burke

6.                                      2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Robert C. Flexon

7.                                      2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Clint C. Freeland

8.                                      2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Kevin T. Howell

9.                                      2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Catherine B. Callaway

10.                               2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Carolyn J. Burke

11.                               2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Julius Cox.

12.                               2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Martin W. Daley.

13.                               2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Daniel P. Thompson.

14.                               2012 Long Term Incentive Award — Cash Agreement dated as of January 5, 2012, by and between Dynegy Inc. and Peter J. Ziegler.

15.                               Dynegy Excise Tax Reimbursement Policy

16.                               Dynegy Inc. Severance Pay Plan

17.                               Dynegy Inc. Executive Severance Pay Plan

18.                               Dynegy Inc. Change in Control Severance Pay Plan

19.                               Dynegy Inc. Change in Control Executive Severance Pay Plan